Exhibit 99.1

Cytek Biosciences Reports Third Quarter 2023 Financial Results

FREMONT, Calif., November 7, 2023 (GLOBE NEWSWIRE) — Cytek® Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB), a leading cell analysis solutions company, today reported financial results for the third quarter ended September 30, 2023.

Recent Highlights

•	Total revenue was $48.0 million, representing 19% growth over the third quarter of 2022

•	Total revenue on a non-GAAP constant currency basis was $47.7 million

•

Organic revenue was $41.2 million, representing an increase of 2% compared to the third quarter of 2022. Third quarter revenue from the product lines acquired from Luminex Corporation on February 28, 2023, was $6.8 million

•	Achieved ISO 13485 Quality Management System certification at headquarters in Fremont, California

•	Completed transition of manufacturing of Guava® instruments from Luminex’s U.S. based facility to Cytek’s Wuxi, China location

•

Repurchased 1,155,229 shares of common stock during the third quarter at an aggregate cost of $8.4 million, and a total of 1,281,011 shares of common stock at an aggregate cost of approximately $9.4 million since the stock repurchase program was announced in May 2023

“While we continue to experience macroeconomic headwinds within our industry, I am pleased with our team’s commitment to effectively navigate this evolving and challenging environment,” said Dr. Wenbin Jiang CEO of Cytek Bioscience. “We are diligently focused on improving operational efficiencies across our business and aligning our overall cost structure to ensure we remain an agile organization in the best possible position to drive growth and deliver profitability. As market pressures persist, we remain focused on execution across our key strategic pillars, maintaining our position of financial strength and advancing next generation cell analysis as an industry leader.”

Third Quarter 2023 Financial Results

Total revenue for the third quarter of 2023 was $48.0 million, a 19% increase over the third quarter of 2022. This included $6.8 million of revenue from the products lines acquired from Luminex on February 28, 2023. Excluding revenue from this acquisition, organic revenue was $41.2 million, a 2% increase compared to the same period of the prior year. On a constant currency basis, total revenue for the third quarter of 2023 was $47.7 million.

Gross profit was $27.2 million for the third quarter of 2023, an increase of 1% compared to a gross profit of $26.9 million in the third quarter of 2022. Gross profit margin was 57% in the third quarter of 2023 compared to 66% in the third quarter of 2022. Adjusted gross profit margin, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles, was 59% in the third quarter of 2023 compared to 68% in the third quarter of 2022.

Operating expenses were $33.6 million for the third quarter of 2023, a 32% increase from $25.5 million in the third of 2022. The increases in operating expenses were primarily due to expenses related to increased headcount from the Luminex acquisition and personnel-related expenses across sales and marketing, research and development and general administrative. These expenses included an increase in trade shows and other sales and marketing costs, and an increase in fixed assets and intangible assets amortization costs.

Research and development expenses were $11.2 million for the third quarter of 2023 compared to $8.7 million for the third quarter of 2022.

Sales and marketing expenses were $12.1 million for the third quarter of 2023 compared to $8.8 million for the third quarter of 2022.

General and administrative expenses were $10.4 million for the third quarter of 2023, an increase from $8.0 million for the third quarter of 2022.

Loss from operations in the third quarter of 2023 was $6.4 million compared to income from operations of $1.4 million in the third quarter of 2022. Net loss in the third quarter of 2023 was $6.5 million compared to a net income of $1.6 million in the third quarter of 2022.

Adjusted EBITDA in the third quarter of 2023 was $3.7 million compared to $7.3 million in the third quarter of 2022, after adjusting for stock-based compensation expense and foreign currency exchange impacts.

Cash, cash equivalents, and short-term investments in marketable securities were approximately $288.0 million as of September 30, 2023, compared to $344.0 million as of December 31, 2022. The decline was primarily due to the acquisition of business lines from Luminex and Cytek’s repurchase of stock in 2023.

Please refer to Cytek’s Quarterly Report on Form 10-Q, expected to be filed with the Securities and Exchange Commission on November 9, 2023, for Cytek’s results of operations and financial condition for the third quarter of 2023.

2023 Outlook

Cytek Biosciences expects full year 2023 total revenue to be in the range of $188 million to $192 million, representing growth of 15% to 17% over full year 2022. This includes an expected revenue contribution from our organic business to be approximately flat versus 2022 and in the range of $25 million to $30 million from the Luminex flow cytometry and imaging business, which was acquired on February 28, 2023.

Webcast Information

Cytek will host a conference call to discuss the third quarter 2023 financial results on Tuesday, November 7, 2023, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences (Nasdaq: CTKB) is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with precision and sensitivity. Cytek’s FSP platform includes its core instruments, the Cytek Aurora™ and Northern Lights™ systems; its cell sorter, the Cytek Aurora™ CS; the flow cytometer and imaging products under the Amnis® and Guava® brands; and reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe. More information about the company and its products is available at www.cytekbio.com.

Cytek’s products are for research use only and not for use in diagnostic procedures (other than Cytek’s Northern Lights-CLC system and certain reagents, which are available for clinical use in China and the European Union).

Cytek, Full Spectrum Profiling, FSP, Cytek Aurora, Northern Lights, Amnis and Guava are trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and X (formerly Twitter) account as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and X account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended September 30, 2023 and September 30, 2022. Management believes that non-GAAP financial measures, including “Adjusted gross profit margin,” “Adjusted EBITDA” and revenue on a “constant currency basis” referenced above, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Cytek calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Cytek presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding Cytek’s plans to improve operational efficiencies across its business and aligning its overall cost structure; Cytek’s business strategy and its ability to execute on the strategy; Cytek’s plans to maintain its position of financial strength and advance next generation cell analysis as an industry leader; and Cytek’s expectations regarding full year 2023 total revenue, including expected revenue contribution from its organic business and from the acquired Luminex flow cytometry and imaging business. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to global economic and market conditions; Cytek’s ability to evaluate its prospects for future viability and predict future performance; Cytek’s ability to accurately forecast customer demand and adoption of its products; Cytek’s ability to successfully integrate the acquired Luminex business and recognize the anticipated benefits of the transaction; Cytek’s dependence on certain sole and single source suppliers; competition; market acceptance of Cytek’s current and potential products; Cytek’s ability to manage the growth and complexity of its organization, maintain relationships with customers and suppliers and retain key employees; Cytek’s ability to maintain, protect and enhance its intellectual property; and Cytek’s ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in Cytek’s most recent Quarterly Report on Form 10-Q filed with the SEC and other filings Cytek Biosciences makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek’s forward-looking statements. Although Cytek believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to Cytek as of the date hereof, and Cytek disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek’s views as of any date subsequent to the date of this press release.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Contact:

Paul Goodson

Head of Investor Relations

Cytek Biosciences

pgoodson@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except share and per share data)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue, net:
Product	$38,441	$36,389	$110,065	$104,963
Service	9,559	4,088	24,717	10,737

Total revenue, net	48,000	40,477	134,782	115,700

Cost of sales:
Product	16,205	10,606	45,557	34,153
Service	4,617	3,009	12,847	9,947

Total cost of sales	20,822	13,615	58,404	44,100

Gross profit	27,178	26,862	76,378	71,600
Operating expenses:
Research and development	11,171	8,650	33,282	25,111
Sales and marketing	12,076	8,810	37,587	24,201
General and administrative	10,351	8,042	33,217	24,176

Total operating expenses	33,598	25,502	104,086	73,488

Income (loss) from operations	(6,420)	1,360	(27,708)	(1,888)
Other income (expense):
Interest expense	(595)	(649)	(1,677)	(1,886)
Interest income	1,622	1,584	4,965	1,993
Other income (expense), net	1,208	(445)	4,600	(1,073)

Total other income (expense), net	2,235	490	7,888	(966)

Income (loss) before income taxes	(4,185)	1,850	(19,820)	(2,854)
Provision for (benefit from) income taxes	2,271	224	(2,169)	(1,620)

Net income (loss)	$(6,456)	$1,626	$(17,651)	$(1,234)

Less: net income (loss) allocated to noncontrolling interests	—	40	—	281

Net income (loss) attributable to common stockholders, basic and diluted	$(6,456)	$1,666	$(17,651)	$(953)

Net income (loss) attributable to common stockholders per share, basic	$(0.05)	$0.01	$(0.13)	$(0.01)

Net income (loss) attributable to common stockholders per share, diluted	$(0.05)	$0.01	$(0.13)	$(0.01)

Weighted-average shares used in calculating net loss per share, basic	136,173,278	134,711,701	135,862,905	134,342,059

Weighted-average shares used in calculating net loss per share, diluted	136,173,278	138,709,335	135,862,905	134,342,059

Comprehensive income (loss):
Net income (loss)	$(6,456)	$1,626	$(17,651)	$(1,234)
Foreign currency translation adjustment, net of tax	165	(758)	(856)	(1,427)
Unrealized gain (loss) on marketable securities	15	—	(26)	—

Net comprehensive income (loss)	$(6,276)	$868	$(18,533)	$(2,661)

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)	September 30, 2023	December 31, 2022

	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$163,629	$296,601
Restricted cash	—	2,899
Marketable securities	124,392	44,548
Trade accounts receivable, net	55,402	48,864
Inventories	66,875	48,154
Prepaid expenses and other current assets	12,017	12,954

Total current assets	422,315	454,020

Deferred income tax assets, noncurrent	24,080	20,459
Property and equipment, net	17,415	13,682
Operating lease right-of-use assets	11,703	13,883
Goodwill	16,457	10,144
Intangible assets, net	24,292	4,331
Other noncurrent assets	3,168	2,957

Total assets	$519,430	$519,476

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$4,711	$4,805
Legal settlement liability, current	2,600	2,163
Accrued expenses	20,514	21,126
Other current liabilities	7,821	7,960
Deferred revenue, current	23,047	12,986

Total current liabilities	58,693	49,040

Legal settlement liability, noncurrent	16,095	15,596
Deferred revenue, noncurrent	14,958	13,124
Operating lease liability, noncurrent	10,139	12,312
Long term debt	1,736	2,271
Other noncurrent liabilities	2,285	1,587

Total liabilities	$103,906	$93,930

Stockholders’ equity:
Common stock, $0.001 par value; 1,000,000,000 authorized shares as of September 30, 2023 and December 31, 2022, respectively; 135,545,663 and 135,365,381 issued and outstanding shares as of September 30, 2023 and December 31, 2022, respectively.	136	135
Additional paid-in capital	451,648	442,887
Accumulated deficit	(34,681)	(17,030)
Accumulated other comprehensive loss	(1,579)	(697)
Noncontrolling interest in consolidated subsidiary	—	251

Total stockholders’ equity	$415,524	$425,546

Total liabilities and stockholders’ equity	$519,430	$519,476

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Three months ended September 30,
	2023	2022
(In thousands, except per share amounts)
GAAP gross profit	$27,178	$26,862
Stock-based compensation	829	759
Amortization of acquisition-related intangible assets	458	64

Non-GAAP gross profit	$28,465	$27,685

GAAP gross profit %	57%	66%
Non-GAAP gross profit %	59%	68%
GAAP Net income (loss)	$(6,456)	$1,626
Depreciation and Amortization	2,561	1,452
Provision for (benefit from) income taxes	2,271	224
Interest Income	(1,622)	(1,584)
Interest Expense	595	649
Foreign currency exchange loss, net	613	570
Stock-based compensation	5,758	4,359

Adjusted EBITDA	$3,720	$7,296

	Three months ended September 30,
Revenue	2023	2022
As reported	$48,000	$40,477
Non-GAAP constant currency	47,703	40,501

FX Impact [$]	$(297)	$24

FX Impact [%]	-0.6%	0.1%